Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Investor information:

David Green

President

Harvard Bioscience, Inc.

Phone: (508) 893-8999

Email: dgreen@harvardbioscience.com

Harvard Bioscience

Strengthens Corporate Organization

HOLLISTON, Mass., August 18, 2004/Businesswire/— Harvard Bioscience, Inc., (Nasdaq: HBIO) today announced that it has created a new corporate position of Chief Operating Officer and the promotion of Susan Luscinski to this position from Chief Financial Officer.  In addition, Harvard Bioscience announced the hiring and appointment of Bryce Chicoyne as its new Chief Financial Officer.  Both changes will take effect on August 30, 2004.

As Chief Operating Officer, Ms. Luscinski will be responsible for business planning and operational improvements throughout the company with the focus on increasing operating margin.  “With twenty years of experience at the company, Sue’s strong financial operations background and in-depth knowledge of the Harvard Bioscience organization makes her a perfect fit for her new role as Chief Operating Officer,” said Chane Graziano, Chief Executive Officer of Harvard Bioscience.

Mr. Chicoyne, most recently the Director of Financial Reporting for Apogent Technologies Inc., has experience in financial management and reporting, SEC compliance, mergers and acquisitions and debt and equity financing.  “We are very pleased to have Bryce join our team,” said Chane Graziano. “Harvard Bioscience and Apogent Technologies share many important business characteristics including a broad product line of life science tools, multiple international subsidiaries and growth by both innovation and acquisition. Bryce’s strong management and financial skills, coupled with his experience at a well respected life science tools company will make him a valuable addition to the Harvard Bioscience management team.”

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of innovative, enabling tools in drug discovery research at pharmaceutical and biotechnology companies, universities and government laboratories. HBIO sells its products to thousands of researchers in 100 countries through its direct sales force, its 1,100 page catalog, various specialty catalogs and through its distributors, including GE Healthcare (formerly Amersham Biosciences) and Fisher Scientific, the parent company of Apogent Technologies. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Belgium, Austria and Germany and sales offices in France and Canada. For more information please visit www.harvardbioscience.com. The statements made in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements or inferences about the Company’s organization, goals and strategies, industry and business trends, management’s confidence or expectations, and the Company’s plans, objectives and intentions that are not historical facts. Factors that may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s failure to successfully integrate Mr. Chicoyne into the management team, to achieve improved operating margins, to successfully implement its action plan for its genomics, proteomics and high-throughput screening product lines, decreased demand for the Company’s products due to changes in customers’ needs, financial position, general economic outlook, or otherwise, uncertainties regarding the impact of acquisitions, management changes, product developments and other business strategies on the Company’s financial condition, results of operations or stock price, as well as those factors set forth under the heading “Important Factors That May Affect Future Operating Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as well as other risks described in the Company’s public filings or factors, if any, of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information.